Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS RECORD SECOND QUARTER 2017 RESULTS

TEMPE, AZ – August 2, 2017 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter ended June 30, 2017.

•	Net sales up 16% to $1.68 billion.

•	Gross profit up 20% to $251.4 million.

•	Earnings from operations up 19% to $69.3 million.

•	Diluted earnings per share of $1.11, up 16% year over year.

In the second quarter of 2017, consolidated net sales were up 16% year over year, reflecting both solid organic growth and the addition of Datalink to our business.

Gross margin expansion and effective cost control in our core business, combined with a positive contribution from the Datalink business acquired in January 2017, led to a 19% year over year increase in consolidated earnings from operations in the second quarter of 2017.

Diluted earnings per share increased to $1.11 compared to $0.96 for the second quarter of 2016. Adjusted diluted earnings per share was $1.14 in the second quarter of 2017 compared to $0.97 reported in the second quarter of last year.*

“I am pleased to report that strong sales execution and operational discipline in a stable and growing IT market allowed us to deliver record results in the first half of 2017,” stated Ken Lamneck, President and Chief Executive Officer. “As we head into the second half of 2017, we believe our growing cloud, data center and supply chain offerings, combined with our strong operational focus, will position us well to continue to gain market share and deliver value to our stakeholders,” stated Lamneck.

KEY HIGHLIGHTS

•	Consolidated net sales of $1.68 billion for the second quarter of 2017 increased 16% compared to the second quarter of 2016.

•	Net sales in North America of $1.3 billion were up 24% year over year;

•	Net sales in EMEA of $346.1 million decreased 4% year to year; and

•	Net sales in APAC of $56.7 million decreased 3% year to year.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 17% year over year, with net sales growth in North America and EMEA of 24% and 1%, respectively, and a decline in APAC of 3% year to year.

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Insight Enterprises, Inc.        6820 South Harl Avenue        Tempe, Arizona 85283        800.467.4448        FAX 480.760.8958

Insight Q2 2017 Results, Page 2	August 2, 2017

•	Consolidated gross profit of $251.4 million increased 20% compared to the second quarter of 2016, with consolidated gross margin increasing to 14.9% of net sales.

•	Gross profit in North America of $182.8 million (14.3% gross margin) increased 27% year over year;

•	Gross profit in EMEA of $55.7 million (16.1% gross margin) increased 1% year over year; and

•	Gross profit in APAC of $12.9 million (22.7% gross margin) increased 19% year over year.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 22% year over year, and gross profit in North America, EMEA and APAC increased 28%, 8% and 19%, respectively, year over year.

•	Consolidated earnings from operations increased 19% compared to the second quarter of 2016 to $69.3 million, or 4.1% of net sales.

•	Earnings from operations in North America increased 21% year over year to $50.4 million, or 3.9% of net sales;

•	Earnings from operations in EMEA increased 16% year over year to $13.5 million, or 3.9% of net sales; and

•	Earnings from operations in APAC increased 10% year over year to $5.4 million, or 9.6% of net sales.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations increased 20% year over year, and earnings from operations in North America, EMEA and APAC increased 22%, 20% and 9%, respectively, year over year.

•	Adjusted consolidated earnings from operations increased 20% year over year to $70.6 million, or 4.2% of net sales, for the second quarter of 2017.*

•	Consolidated net earnings and diluted earnings per share for the second quarter of 2017 were $40.3 million and $1.11, respectively, at an effective tax rate of 37.7%.

•	Adjusted consolidated net earnings and Adjusted diluted earnings per share for the second quarter of 2017 were $41.2 million and $1.14, respectively.*

* In discussing financial results for the three and six months ended June 30, 2017 and 2016 in this press release, the Company refers to certain financial measures that are not prepared in accordance with United States generally accepted accounting principles (“GAAP”). When referring to non-GAAP measures, the Company refers to such measures as “Adjusted.” Adjusted measures exclude (i) severance and restructuring expenses, (ii) certain acquisition-related expenses, (iii) a gain on sale of real estate in the 2016 periods and (iv) the tax effects of these items. See “Use of Non-GAAP Financial Measures” for additional information. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

The Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2017 Results, Page 3	August 2, 2017

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

GUIDANCE

For the full year 2017, the Company now expects its business to deliver sales growth of 17% to 19% compared to 2016. The Company is also increasing its Adjusted diluted earnings per share outlook for the full year of 2017 to $3.15 to $3.25.

This outlook assumes an effective tax rate of approximately 38% for the balance of 2017.

This outlook also excludes severance and restructuring and acquisition-related expenses incurred during the first half of 2017 and those that may be incurred during the balance of 2017, as well as an approximate $3 million non-cash charge as a result of the sale of the Company’s Russia business in mid July 2017. Due to the inherent difficulty of forecasting severance and restructuring and acquisition-related expenses, which impact net earnings and diluted earnings per share, the Company is unable to reasonably estimate the future impact of such expenses, if any, to net earnings and diluted earnings per share. Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2017 forecast.

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss second quarter 2017 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://nsit.client.shareholder.com/events.cfm, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 58891539.

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures (referred to as Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share) exclude (i) severance and restructuring expenses, (ii) certain acquisition-related expenses, (iii) a gain on sale of real estate in the 2016 periods and (iv) the tax effects of these items. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2017 Results, Page 4	August 2, 2017

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

Three Months Ended June 30,	Six Months Ended June 30,
2017	2016	change	2017	2016	change
Insight Enterprises, Inc.
Net sales	$1,684,032	$1,456,234	16%	$3,161,575	$2,625,216	20%
Gross profit	$251,379	$209,217	20%	$459,606	$370,325	24%
Gross margin	14.9%	14.4%	50	bps	14.5%	14.1%	40	bps
Selling and administrative expenses	$180,752	$150,186	20%	$358,384	$296,305	21%
Severance and restructuring expenses	$1,022	$909	12%	$5,717	$2,265	152%
Acquisition-related expenses	$276	$—	*	$3,223	—	*
Earnings from operations	$69,329	$58,122	19%	$92,282	$71,755	29%
Net earnings	$40,255	$35,067	15%	$54,103	$41,955	29%
Diluted earnings per share	$1.11	$0.96	16%	$1.50	$1.13	33%
North America
Net sales	$1,281,312	$1,036,254	24%	$2,392,264	$1,863,142	28%
Gross profit	$182,786	$143,368	27%	$341,087	$255,111	34%
Gross margin	14.3%	13.8%	50	bps	14.3%	13.7%	60	bps
Selling and administrative expenses	$131,560	$101,261	30%	$262,570	$201,302	30%
Severance and restructuring expenses	$543	$591	(8%)	$1,647	$1,808	(9%)
Acquisition-related expenses	$276	$—	*	$3,223	—	*
Earnings from operations	$50,407	$41,516	21%	$73,647	$52,001	42%
Sales Mix	*	*	*	*
Hardware	63%	61%	27%	63%	62%	32%
Software	29%	32%	13%	28%	31%	17%
Services	8%	7%	43%	9%	7%	51%

100%	100%	24%	100%	100%	28%

EMEA
Net sales	$346,060	$361,708	(4%)	$676,415	$665,068	2%
Gross profit	$55,733	$55,076	1%	$98,279	$98,502	—
Gross margin	16.1%	15.2%	90	bps	14.5%	14.8%	(30	bps)
Selling and administrative expenses	$41,772	$43,091	(3%)	$81,915	$83,770	(2%)
Severance and restructuring expenses	$479	$318	51%	$4,009	$342	*
Earnings from operations	$13,482	$11,667	16%	$12,355	$14,390	(14%)
Sales Mix	**	**
Hardware	36%	31%	11%	39%	35%	14%
Software	60%	66%	(12%)	58%	62%	(5%)
Services	4%	3%	4%	3%	3%	11%

100%	100%	(4%)	100%	100%	2%

*	Percentage change not considered meaningful.
**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2017 Results, Page 5	August 2, 2017

FINANCIAL SUMMARY TABLE (CONTINUED)

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	change		2017	2016	change
APAC
Net sales	$56,660	$58,272	(3%)		$92,896	$97,006	(4%)
Gross profit	$12,860	$10,773	19%		$20,240	$16,712	21%
Gross margin	22.7%	18.5%	420	bps	21.8%	17.2%	460	bps
Selling and administrative expenses	$7,420	$5,834	27%		$13,899	$11,233	24%
Severance and restructuring expenses	$—	$—	—		$61	$115	(47%)
Earnings from operations	$5,440	$4,939	10%		$6,280	$5,364	17%
Sales Mix			*	*			*	*
Hardware	12%	9%	28%		12%	9%	21%
Software	78%	87%	(13%)		77%	87%	(15%)
Services	10%	4%	158%		11%	4%	190%

	100%	100%	(3%)		100%	100%	(4%)

**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2017 Results, Page 6	August 2, 2017

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expected 2017 financial results, including sales growth rates and Adjusted diluted earnings per share, and the assumptions relating thereto, including the Company’s effective tax rate for 2017 and its expected non-cash loss on the sale of its Russia business, and the Company’s expectations of gaining market share and closing out 2017 strong are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in other of the Company’s filings with the Securities and Exchange Commission:

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	the Company’s reliance on partners for product availability, competitive products to sell and related marketing funds and purchasing incentives;

•	changes in the information technology (“IT”) industry and/or rapid changes in technology;

•	risks associated with the integration and operation of acquired businesses;

•	possible significant fluctuations in the Company’s future operating results;

•	the risks associated with the Company’s international operations;

•	general economic conditions;

•	increased debt and interest expense and decreased availability of funds under the Company’s financing facilities;

•	the security of the Company’s electronic and other confidential information;

•	disruptions in the Company’s IT systems and voice and data networks;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	accounts receivable risks, including increased credit loss experience or extended payment terms with the Company’s clients;

•	the Company’s reliance on independent shipping companies;

•	the Company’s dependence on certain personnel;

•	natural disasters or other adverse occurrences;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names; and

•	legal proceedings and audits and failure to comply with laws and regulations.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, FINANCE
	TEL. 480.333.3390	TEL. 480.333.3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2017 Results, Page 7	August 2, 2017

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$1,684,032	$1,456,234	$3,161,575	$2,625,216
Costs of goods sold	1,432,653	1,247,017	2,701,969	2,254,891

Gross profit	251,379	209,217	459,606	370,325
Operating expenses:
Selling and administrative expenses	180,752	150,186	358,384	296,305
Severance and restructuring expenses	1,022	909	5,717	2,265
Acquisition-related expenses	276	—	3,223	—

Earnings from operations	69,329	58,122	92,282	71,755
Non-operating (income) expense:
Interest income	(205)	(216)	(636)	(466)
Interest expense	4,326	1,992	8,259	3,840
Net foreign currency exchange loss (gain)	251	(153)	631	463
Other expense, net	326	359	641	627

Earnings before income taxes	64,631	56,140	83,387	67,291
Income tax expense	24,376	21,073	29,284	25,336

Net earnings	$40,255	$35,067	$54,103	$41,955

Net earnings per share:
Basic	$1.13	$0.96	$1.52	$1.14

Diluted	$1.11	$0.96	$1.50	$1.13

Shares used in per share calculations:
Basic	35,765	36,380	35,684	36,728

Diluted	36,169	36,612	36,177	36,999

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2017 Results, Page 8	August 2, 2017

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$194,783	$202,882
Accounts receivable, net	1,821,694	1,436,742
Inventories	210,496	148,203
Inventories not available for sale	61,856	68,619
Other current assets	212,228	127,159

Total current assets	2,501,057	1,983,605

Property and equipment, net	77,486	70,910
Goodwill	127,226	62,645
Intangible assets, net	107,006	20,707
Deferred income taxes	40,434	52,347
Other assets	65,258	29,086

	$2,918,467	$2,219,300

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$1,288,764	$1,070,259
Accounts payable – inventory financing facility	203,901	154,930
Accrued expenses and other current liabilities	174,381	151,895
Current portion of long-term debt	14,644	480
Deferred revenue	115,764	61,098

Total current liabilities	1,797,454	1,438,662

Long-term debt	286,219	40,251
Deferred income taxes	702	900
Other liabilities	48,090	26,044

	2,132,465	1,505,857

Stockholders’ equity:
Preferred stock	—	—
Common stock	358	355
Additional paid-in capital	311,848	309,650
Retained earnings	513,640	459,537
Accumulated other comprehensive loss – foreign currency translation adjustments	(39,844)	(56,099)

Total stockholders’ equity	786,002	713,443

	$2,918,467	$2,219,300

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2017 Results, Page 9	August 2, 2017

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net earnings	$54,103	$41,955
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization of property and equipment	12,729	13,963
Amortization of intangible assets	8,433	6,499
Provision for losses on accounts receivable	2,225	1,255
Write-downs of inventories	1,077	1,164
Non-cash stock-based compensation	6,749	5,283
Deferred income taxes	(25)	1,662
Gain on sale of real estate	—	(338)
Changes in assets and liabilities, net of acquisitions:
Increase in accounts receivable	(230,762)	(178,019)
Increase in inventories	(54,276)	(28,604)
Increase in other assets	(64,875)	(12,563)
Increase in accounts payable	163,451	131,886
Increase in deferred revenue	4,944	1,208
(Decrease) increase in accrued expenses and other liabilities	(3,039)	10,027

Net cash used in operating activities	(99,266)	(4,622)

Cash flows from investing activities:
Purchases of property and equipment	(10,274)	(4,974)
Proceeds from sale of real estate, net	—	1,378
Acquisition of Ignia and BlueMetal, net of cash acquired	(35)	507
Acquisition of Datalink, net of cash and cash equivalents acquired	(180,859)	—

Net cash used in investing activities	(191,168)	(3,089)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	386,609	261,920
Repayments on senior revolving credit facility	(386,609)	(261,920)
Borrowings on accounts receivable securitization financing facility	1,802,889	962,000
Repayments on accounts receivable securitization financing facility	(1,718,389)	(966,000)
Borrowings under Term Loan A	175,000	—
Repayments under Term Loan A	(4,375)	—
Repayments under other financing agreements	(3,957)	(632)
Payments on capital lease obligations	(255)	(100)
Net borrowings under inventory financing facility	25,470	49,356
Payment of debt issuance costs	(1,123)	(2,819)
Payment of payroll taxes on stock-based compensation through shares withheld	(4,548)	(2,126)
Repurchases of common stock	—	(48,467)

Net cash provided by (used in) financing activities	270,712	(8,788)

Foreign currency exchange effect on cash and cash equivalent balances	11,623	3,666

Decrease in cash and cash equivalents	(8,099)	(12,833)
Cash and cash equivalents at beginning of period	202,882	187,978

Cash and cash equivalents at end of period	$194,783	$175,145

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q2 2017 Results, Page 10	August 2, 2017

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$69,329	$58,122	$92,282	$71,755
Severance and restructuring expenses	1,022	909	5,717	2,265
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	(338)	—	(338)
Acquisition-related expenses	276	—	3,223	—

Adjusted non-GAAP EFO	$70,627	$58,693	$101,222	$73,682

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$40,255	$35,067	$54,103	$41,955
Severance and restructuring expenses	1,022	909	5,717	2,265
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	(338)	—	(338)
Acquisition-related expenses	276	—	3,223	—
Income taxes on non-GAAP adjustments	(310)	(135)	(1,597)	(637)

Adjusted non-GAAP net earnings	$41,243	$35,503	$61,446	$43,245

Adjusted Consolidated Diluted EPS:
GAAP consolidated diluted EPS	$1.11	$0.96	$1.50	$1.13
Severance and restructuring expenses	0.03	0.02	0.16	0.06
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	(0.01)	—	(0.01)
Acquisition-related expenses	0.01	—	0.09	—
Income taxes on non-GAAP adjustments	(0.01)	—	(0.05)	(0.01)

Adjusted non-GAAP consolidated diluted EPS	$1.14	$0.97	$1.70	$1.17

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$50,407	$41,516	$73,647	$52,001
Severance and restructuring expenses	543	591	1,647	1,808
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	(338)	—	(338)
Acquisition-related expenses	276	—	3,223	—

Adjusted non-GAAP EFO from North America segment	$51,226	$41,769	$78,517	$53,471

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$13,482	$11,667	$12,355	$14,390
Severance and restructuring expenses	479	318	4,009	342

Adjusted non-GAAP EFO from EMEA segment	$13,961	$11,985	$16,364	$14,732

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$5,440	$4,939	$6,280	$5,364
Severance and restructuring expenses	—	—	61	115

Adjusted non-GAAP EFO from APAC segment	$5,440	$4,939	$6,341	$5,479

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958